  Emergent BioSolutions Announces the Execution of a Contract Option to Deliver ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) into the Strategic National Stockpile • Order is for approximately $120 million of smallpox vaccine for delivery in 2023 • Reaffirms ACAM2000® is a key component of the U.S. preparedness stance against the threat of smallpox • Contract option for VIGIV has also been secured   GAITHERSBURG, Md., May 30, 2023 – Emergent BioSolutions (NYSE: EBS) today announced a contract option has been secured to deliver ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) into the Strategic National Stockpile. The option is the third of nine annual contract term extension options. It is valued at approximately $120 million and was awarded for a smaller volume than in prior years under a bilateral modification of the 10-year, approximately $2 billion contract Emergent signed with the Office of the Assistant Secretary for Preparedness and Response (ASPR) in the U.S. Department of Health and Human Services (HHS) in 2019. “This option represents the importance the U.S. government places in preparing for the threat of smallpox,” said Paul Williams, SVP and Products Business Head, Emergent BioSolutions. “It also highlights the value placed by the U.S. government in maintaining domestic manufacturing capabilities and the important role of public-private partnerships in addressing known and unknown public health threats.” Emergent’s smallpox franchise is designed to help protect against and respond to an outbreak of smallpox related to an accidental or intentional release of the virus. It includes ACAM2000, TEMBEXA® (brincidofovir), the first oral antiviral approved by the U.S. Food and Drug Administration (FDA) for all age groups for the treatment of smallpox, and Vaccinia Immune Globulin Intravenous (VIGIV) which is used for treatment of complications to smallpox vaccination. This contract option follows the recent issuance by ASPR of a notice of intent to purchase (“NOIP”) for ACAM2000, which was discussed on the Company’s May 9 earnings call. The Company has also secured a contract option for VIGIV, another smallpox countermeasure, for approximately $60.6M. This is the second order for medical countermeasures manufactured by Emergent that the U.S. government has made in the past six months following the U.S. Department of Defense’s procurement of RSDL for American service members. In addition to the NOIP for VIGIV and ACAM 2000, the Company also announced a NOIP for its botulism antitoxin, BAT, for additional deliveries into the Strategic National Stockpile anticipated to be completed in 2023.   About Emergent BioSolutions   At Emergent, our mission is to protect and enhance life. For over 20 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, Twitter, and Instagram.

400 PROFESSIONAL DR, SUITE 400, GAITHERSBURG, MD 20879 | 240-631-3200 EMERGENTBIOSOLUTIONS.COM About Smallpox Smallpox is a highly contagious disease caused by the variola virus. Historically, smallpox was one of the deadliest diseases in history with a case fatality rate of approximately 30%. Despite successful eradication of smallpox in the 1970s, there is considerable concern that variola virus could reappear, either through accidental release or as a weapon of bioterrorism. According to the U.S. Centers for Disease Control and Prevention (CDC), variola virus is ranked in the highest risk category for bioterrorism agents (Category A) due to its ease of transmission, high mortality rate, and potential to cause public panic and social disruption. Based on a recent report – The Department of Health and Human Services Fiscal Year 2023 Public Health and Social Services Emergency Fund Justification of Estimates for Appropriations Committee – smallpox remains a threat of high concern to both the domestic and international community. Safe Harbor Statement  This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding potential benefits of the transaction with Bavarian Nordic, including potential future milestone payments, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward- looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.    Emergent BioSolutions Contacts:     Media:   Matt Hartwig   Senior Director, Media Relations   240-760-0551   mediarelations@ebsi.com     Investors:   Robert G. Burrows   Vice President, Investor Relations   240-631-3280   burrowsr@ebsi.com